UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 14, 2020

Veritone, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38093	47-1161641
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

575 Anton Boulevard, Suite 100 Costa Mesa, California		92626
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 507-1737

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	VERI	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company☒

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended

transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.	☐

Item 1.01  Entry Into a Material Definitive Agreement.

On April 14 and April 15, 2020, Veritone, Inc. and its wholly-owned subsidiary, Veritone One, Inc. (collectively the “Company”) entered into loan agreements and promissory notes evidencing unsecured loans in the aggregate amount of $6,491,300 made to the Company under the Paycheck Protection Program (the “Loans”). The Paycheck Protection Program (or “PPP”) was established under the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) and is administered by the U.S. Small Business Administration. The Loans are being made through Sunwest Bank (the “Lender”).

The interest rate on the Loans is 1.00%. Commencing seven months after the effective date of each Loan, the Company is required to pay the Lender equal monthly payments of principal and interest as required to fully amortize by the second anniversary of the effective date of the Loan the principal amount outstanding on the Loan as of the end of the six-month period following the effective date of the Loan. The promissory notes evidencing the Loans contain customary events of default relating to, among other things, payment defaults, making materially false and misleading representations to the SBA or Lender, or breaching the terms of the Loan documents. The occurrence of an event of default may result in the repayment of all amounts outstanding, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company.

Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of loans granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. No assurance can be given that the Company will obtain forgiveness of the Loans in whole or in part.

The foregoing description of the Loans does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes and Loan Agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3 and 10.4 and incorporated herein by reference.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure in Item 1.01 of this report is incorporated herein by reference.

Item 8.01  Other Events.

On April 16, 2020, the Company issued a press release announcing that it had secured the Loans.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Note dated April 15, 2020, payable by Veritone, Inc. in favor of Sunwest Bank
10.2	Loan Agreement dated April 15, 2020, between Veritone, Inc. and Sunwest Bank
10.3	Note dated April 14, 2020, payable by Veritone One, Inc. in favor of Sunwest Bank
10.4	Loan Agreement dated April 14, 2020, between Veritone One, Inc. and Sunwest Bank
99.1	Press Release dated April 16, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2020	Veritone, Inc.

	By:	/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Executive Vice President, General Counsel
and Secretary